UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2013

ACCESS MIDSTREAM PARTNERS, L.P.

(Exact name of Registrant as specified in its Charter)

Delaware	001-34831	80-0534394
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

525 Central Park Drive, Oklahoma City, Oklahoma	73105
(Address of principal executive offices)	(Zip Code)

(877) 413-1023

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Debt Underwriting Agreement

On August 14, 2013, Access Midstream Partners, L.P. ( the “Partnership”), ACMP Finance Corp. (“Finance Corp” and together with the Partnership, the “Issuers”), Access Midstream Partners GP, L.L.C. (the “General Partner”) and certain subsidiaries of the Partnership, as guarantors (the “Guarantors”), entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., BBVA Securities Inc., Citigroup Global Markets Inc., RBS Securities Inc. and Wells Fargo Securities, LLC, acting as representatives of the underwriters named therein (the “Underwriters”), pursuant to which the Issuers agreed to sell $400,000,000 in aggregate principal amount of the Issuers’ 5.875% Senior Notes due 2021 (the “Notes”). The offering of the Notes was registered with the Securities and Exchange Commission (the “Commission”) pursuant to a Registration Statement on Form S-3, as amended (File No. 333-185398), initially filed by the Partnership on December 12, 2012 (the “Registration Statement”), as supplemented by a prospectus supplement, dated August 14, 2013 (the “Notes Prospectus Supplement”), filed by the Partnership with the Commission on August 15, 2013 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

The Notes were issued at a price of 101.500% of the principal amount, plus accrued interest from April 15, 2013. The Partnership received proceeds (net of underwriting discounts, commissions and offering expenses) from the issuance and sale of the Notes of approximately $400.8 million, plus accrued interest from April 15, 2013, which it intends to use for general partnership purposes, including funding working capital, repayment of indebtedness or funding its capital expenditure program or acquisitions. Affiliates of the underwriters are lenders under the Partnership’s revolving credit facility and will, in such capacities, receive a portion of the proceeds from this offering through the repayment of borrowings outstanding under our revolving credit facility.

The Notes were issued as additional notes pursuant to an existing indenture, dated as of April 19, 2011 (the “Original Indenture”), among the Issuers, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated January 7, 2013, among the Issuers, the Guarantors party thereto and the Trustee (collectively, the “Indenture”). The Issuers previously issued $350,000,000 aggregate principal amount of 5.875% Senior Notes due 2021 (the “Existing Notes”) in April 2011. The Notes have the same CUSIP number, are fully fungible with, rank equally with and form a single series with the Existing Notes.

Description of Notes

The Notes will mature on April 15, 2021. The interest payment dates are each April 15 and October 15, beginning on October 15, 2013. The Notes are senior obligations of the Issuers and are guaranteed on a senior basis by all of the Partnership’s existing consolidated subsidiaries other than Cardinal Gas Services, L.L.C. and Finance Corp. The Notes and guarantees are unsecured and rank equally with all of the Issuers’ and each Guarantor’s existing and future unsubordinated obligations, including the Issuers’ existing senior notes and the guarantees thereof. The Notes are senior in right of payment to any of the Issuers’ and each Guarantor’s future obligations that are, by their terms, expressly subordinated in right of payment to the Notes and guarantees. The Notes and guarantees are effectively subordinated to the Issuers’ and each Guarantor’s secured obligations, including the Partnership’s revolving credit facility, to the extent of the value of the collateral securing such obligations, and structurally subordinated to all indebtedness and obligations of the Partnership’s subsidiaries that do not guarantee the Notes.

Before April 15, 2014, the Issuers may, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of a public or private equity offering at a redemption price of 105.875% of the principal amount of the notes, plus any accrued and unpaid interest to the date of redemption provided that: (1) at least 65% of the aggregate principal amount of the Existing Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 180 days of the date of the closing of such public or private equity offering.

On and after April 15, 2015, the Issuers may redeem all or a part of the Notes, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes to be redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

Year	Percentage
2015	104.406%
2016	102.938%
2017	101.469%
2018 and thereafter	100.000%

Prior to April 15, 2015, the Issuers may redeem all or part of the notes at a redemption price equal to the sum of:

(1) the principal amount thereof, plus

(2) the Make Whole Premium, as defined in the Indenture, at the redemption date, plus accrued and unpaid interest, if any, to the redemption date.

The Indenture governing the Notes contains covenants that, among other things, limit the Partnership’s ability and the ability of certain of its subsidiaries to: (1) sell assets including equity interests in its subsidiaries; (2) pay distributions on, redeem or purchase its units or redeem or purchase its subordinated debt; (3) make investments; (4) incur or guarantee additional indebtedness or issue preferred units; (5) create or incur certain liens; (6) enter into agreements that restrict distributions or other payments from certain subsidiaries to the Partnership; (7) consolidate, merge or transfer all or substantially all of its assets; (8) engage in transactions with affiliates; and (9) create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications. If the Notes achieve an investment grade rating from either of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and no Default, as defined in the Indenture, has occurred or is continuing, many of these covenants will terminate.

Upon the occurrence of certain change of control events, as defined in the Indenture, each holder of the Notes will have the right to require that the Issuers repurchase all or a portion of such holder’s Notes in cash at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture also contains customary Events of Default. Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on the Notes;

(2) default in payment when due of the principal of, or premium, if any, on, the Notes;

(3) failure by the Partnership to comply with the covenant relating to mergers, consolidations or sales of assets or failure by the Partnership to purchase notes when required pursuant to the asset sale or change of control provisions of the Indenture;

(4) failure by the Partnership for 90 days after notice to comply with its reporting obligations;

(5) failure by the Partnership for 60 days after notice to comply with any of the other covenants or agreements in the Indenture or the Notes;

(6) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by the Partnership or any of its Guarantors (or the payment of which is guaranteed by the Partnership or any of its Guarantors), whether such indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more, subject to a cure provision.

(7) failure by the Partnership or any of its Guarantors to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 consecutive days;

(8) any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee, except, in each case, by reason of the release of such Subsidiary Guarantee in accordance with the indenture; and

(9) certain events of bankruptcy, insolvency or reorganization described in the indenture with respect to Finance Corp, the Partnership or any of the Partnership’s restricted subsidiaries that is a significant subsidiary or any group of its restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of the Partnership.

In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization described in the indenture with respect to Finance Corp, the Partnership, any Guarantor of the Partnership that is a significant subsidiary or any group of its restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of the Partnership, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then-outstanding notes (including Existing Notes and the Notes) may declare all the Existing Notes and Notes to be due and payable immediately.

Capitalized terms used but not defined in this Item 1.01 have the respective meanings set forth in the Indenture. This summary of the Indenture and the Notes is qualified in its entirety by reference to the Original Indenture, the First Supplemental Indenture and the form of the Notes, which are included as Exhibits 4.1, 4.2 and 4.3 and incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included or incorporated by reference in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated August 14, 2013, among the Partnership, Finance Corp., the General Partner, the Guarantors and the Underwriters named therein.

4.1	Indenture, dated April 19, 2011, by and among the Partnership, Finance Corp, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 the Partnership’s Current Report on Form 8-K filed on April 20, 2011).

4.2	First Supplemental Indenture, dated as of January 7, 2013, by and among the Partnership, Finance Corp, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Form of 5.875% Senior Notes due 2021 (included in Exhibit 4.1 as Exhibit 1 to the Appendix thereto).

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.

23.1	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

23.2	Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. (contained in Exhibit 5.2)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCESS MIDSTREAM PARTNERS, L.P.

By:	Access Midstream Partners GP, L.L.C., its general partner

By:	/s/ David C. Shiels
David C. Shiels Chief Financial Officer

Dated: August 19, 2013

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement, dated August 14, 2013, among the Partnership, Finance Corp., the General Partner, the Guarantors and the Underwriters named therein.

4.1	Indenture, dated April 19, 2011, by and among the Partnership, Finance Corp, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 the Partnership’s Current Report on Form 8-K filed on April 20, 2011).

4.2	First Supplemental Indenture, dated as of January 7, 2013, by and among the Partnership, Finance Corp, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Form of 5.875% Senior Notes due 2021 (included in Exhibit 4.1 as Exhibit 1 to the Appendix thereto).

5.1	Opinion of Latham & Watkins LLP

5.2	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.

23.1	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

23.2	Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. (contained in Exhibit 5.2)